EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

	Subsidiary Name	Jurisdiction of Incorporation
DeVry Inc.
Subsidiaries:	DeVry University, Inc.(11)	Illinois
	DeVry/New York, Inc.	Delaware
	DeVry Medical International, Inc.	New York
	Dominica Services, Inc.(1)	Delaware
	Ross University Services Inc.(1)	Delaware
	International Education Holdings, Inc.(2)(11)	Delaware
	Becker Professional Development Corporation	Delaware
	Falcon Physician Reviews, Inc.(3)	Texas
	DeVry/Becker Educational Development Corp.	Delaware
	Newton Becker Limited(4)	Hong Kong
	Becker CPA Review Limited(4)	Israel
	Chamberlain College of Nursing and Health Sciences, Inc.	Delaware
	Chamberlain College of Nursing, LLC(5)	Delaware
	Advanced Academics Inc.	Delaware
	Heartland Health Science University, Inc.	Idaho
	College Finance Corporation	Arizona
	U.S. Education Corporation (d/b/a: Carrington Colleges Group, Inc.)(11)	Delaware
	DeVry Online Services, LLC	Delaware
	AUC School of Medicine, B.V.	St. Maarten
DeVry University, Inc.
Subsidiaries:	DeVry Educational Development Corp.	Delaware
	DeVry Canada, LLC	Delaware
International Education Holdings, Inc.
Subsidiaries:	Global Education International	Barbados
	Ross University Management, Inc.(7)	St. Lucia
	Ross University School of Medicine, School of Veterinary Medicine Limited(8)	Dominica
	Ross University School of Medicine, School of Veterinary Medicine (St. Kitts) Limited(8)	St. Kitts
	Ross (Bahamas) Ltd.(8)	Bahamas
	Global Education International BV	The Netherlands
	Fanor Faculdades Nordeste, S/A(8)(9)	Brazil
	CBES – Centro Baiano de Ensino Superior Ltda(10)	Brazil
	ABEP – Academia Baiana de Esino Pesquisa e Extensáo Ltda(10)	Brazil
	FBV Faculdade Boa Viagen S/A(10)	Brazil
	Becker Professional Development International Limited(8)	United Kingdom
Becker Professional Development International Limited
Subsidiaries:	Portdawn Services Limited	British Virgin Islands
	International Financial Reporting Solutions	United Kingdom
	International Accounting Solutions Limited	United Kingdom
	Accountancy Tuition Centre (Professional Training Club) Limited	United Kingdom
	Accountancy Tuition Centre (Poland) Limited	United Kingdom
	Accountancy Tuition Centre (Kazakstan) Limited	United Kingdom
	Accountancy Tuition Centre (International) Limited	United Kingdom
	Accountancy Tuition Centre (Hungary) Limited	United Kingdom
	Accountancy Tuition Centre (Ukraine)	United Kingdom
	Accountancy Tuition Centre, Ukraine	Ukraine
U.S. Education Corporation (d/b/a: Carrington Colleges Group, Inc.)
Subsidiaries:
	American Institute of Health Technology	Idaho
	EdCOA, Inc. (d/b/a: Carrington College California)	California
	Carrington College, Inc.	Arizona

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(1)	Subsidiary of DeVry Medical International, Inc.
(2)	1% owned by DeVry Inc. and 99% owned by Ross University Services, Inc.
(3)	Subsidiary of Becker Professional Development Corporation.
(4)	Subsidiary of DeVry/Becker Educational Development Corp.
(5)	Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.
(6)	Subsidiary of Global Education International, a Barbados company
(7)	Subsidiary of Ross University Management, Inc.
(8)	Subsidiary of Global Education International BV, a Netherlands company
(9)	83.5% owned by Global Education International BV
(10)	Subsidiary of Faculdades Nordeste, s/a
(11)	Subsidiaries of DeVry University, Inc., International Education Holdings, Inc. and U.S. Education Corporation are listed below.

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